                                   EXHIBIT B

               TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
               --------------------------------------------------
                           DURING THE PAST SIXTY DAYS
                           --------------------------

---------------------------------------------------------------------------------------
Settlement       By          For the     Quantity      Price     Type of Trade   Broker
  Date       -----------   Account of    ---------      per      -------------   ------
----------                 -----------                 Share
                                                     ---------
---------------------------------------------------------------------------------------
  03/27/98   ILL10         Partners        (5,000)    $13.0500   Sale            INET
---------------------------------------------------------------------------------------
  04/20/98   BVF           Partners       (50,000)    $13.2222   Sale            INET
---------------------------------------------------------------------------------------
  04/20/98   ILL10         Partners        (5,000)    $13.2222   Sale            INET
---------------------------------------------------------------------------------------
  04/20/98   BVF Ltd.      Partners       (35,000)    $13.2222   Sale            INET
---------------------------------------------------------------------------------------


     INET      =    Instinet